Exhibit 25.1
                                                                  File No. ____
                                    FORM T-1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      Statement of Eligibility Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(B)(2)

                               FIFTH THIRD BANK
              (Exact name of trustee as specified in its charter)

                                     Ohio
    (Jurisdiction of incorporation or organization if not a national bank)

                                  31-0854433
                     (I.R.S. Employer Identification No.)

                  38 Fountain Square Plaza, Cincinnati, Ohio
                   (Address of principal executive offices)

                                    45263
                                  (Zip Code)

                   Paul L. Reynolds, 5th and Walnut Streets
                    Cincinnati, Ohio, 45263 (513) 579-5300
           (Name, address and telephone number of agent for service)

                               PSI ENERGY, INC.
              (Exact name of obligor as specified in its charter)

                                   Indiana
        (State or other jurisdiction of incorporation or organization)

                                  35-0594457
                     (I.R.S. Employer Identification No.)

                  1000 East Main Street, Plainfield, Indiana
                   (Address of principal executive offices)

                                    46168
                                  (Zip Code)

          6% Putable/Callable Notes due 2016; Putable/Callable 2001
                      (Title of the indenture securities)

Item 1.   General information.

              Furnish the following information as to the trustee -



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         (a)  Name and address of each examining or supervising authority to which it is subject.

              Ohio Superintendent of Banks
              State Office Tower
              30 E. Broad Street
              Columbus, Ohio 43215

              Federal Reserve Bank of Cleveland
              East Sixth Street and Superior Avenue
              Cleveland, Ohio 44101

              Federal Deposit Insurance Corporation,
              Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item  2.      Affiliations with obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 14 and 15 are not applicable by virtue of the answer to Item 13.

Item  13. Defaults by the obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

         (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.
Item  16. List of Exhibits.

              List below all exhibits filed as a part of this statement of eligibility. (Exhibits identified in parentheses, on file with the Commission, are incorporated herein by reference as exhibits hereto.)

         (1) A copy of the Certificate of Incorporation of the trustee as now in effect.

         (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers.

         (4) A copy of the existing code of regulations of the trustee incorporating amendments to date.

         (5)  A copy of each indenture referred to in Item 4.

         (6) The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         (8) A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         (9) Foreign trustees are required to file a consent to service of process of Form F-X

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                                   SIGNATURE


              Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fifth Third Bank, a corporation organized and existing under the laws of the State of Ohio, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and the State of Ohio, on the 14th day of April, 1999.


                                         FIFTH THIRD BANK


                                         By: /s/ Kerry R. Byrne
                                            -----------------------------------
                                             Kerry R. Byrne,
                                             Vice President and Trust Officer

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                                   EXHIBIT 1

                         CERTIFICATE OF INCORPORATION
                        OF THE TRUSTEE AS NOW IN EFFECT


               CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
                                      OF
                               FIFTH THIRD BANK
                          F.K.A. The Fifth Third Bank

         George A. Schaefer, Jr., President and Paul L. Reynolds, Assistant Secretary, of the above named Ohio banking corporation do hereby certify that in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the Articles was adopted:

RESOLVED, that the Articles of Incorporation, as amended, of The Fifth Third Bank, (the "Company"), be and the same hereby are amended so that Article First thereof shall henceforth be and read as follows:

FIRST:   The name of said Corporation shall be "Fifth Third Bank'.

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereto subscribed their names this 4th day of October 1998.

                                   By:     /s/   George A. Schaefer, Jr.
                                      ----------------------------------------
                                      George A. Schaefer, Jr., President


                                   By:    /s/ Paul L. Reynolds
                                      ----------------------------------------
                                      Paul L. Reynolds, Assistant Secretary



Approved this 2nd day of November, 1999.

     /s/   W. Curtis Stitt
----------------------------------------
W.  Curtis Stitt, Superintendent
Division of Financial Institutions

                           CERTIFICATE OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                             THE FIFTH THIRD BANK

         George A. Schaefer, Jr., President and Phillip C. Long, Secretary to The Fifth Third Bank, an Ohio banking corporation, with its principal office located at Cincinnati, Hamilton County, Ohio, do hereby certify that a duly called meeting of the Board of Directors held on May 18, 1993, at which a quorum was present and at a special meeting of the shareholder on May 18, 1993, the following resolution to amend the Third Amended Articles of Incorporation which adopted by affirmative vote of all the Directors in attendance and by an unanimous vote of the sole shareholder.

         RESOLVED, that Article FOURTH of the Third Amendment Articles of Incorporation be and is hereby amended in its entirety to read as follows:

         FOURTH: The maximum number of shares with the corporation is authorized to have outstanding shall be Thirty-Two Thousand (32,000) shares with a par value of Two Thousand Two Hundred Dollars ($2,200.00) per share.

         IN WITNESS WHEREOF, said George A. Schaefer, Jr., President and Phillip C. Long, Secretary of The Fifth Third Bank, acting for and on behalf of said corporation have hereunto subscribed their names this 18th day of May

, 1993.
                                                  /s/ George A. Schaefer, Jr.
                                            ----------------------------------
                                            George A. Schaefer, Jr., President

Approved this 16th day of June, 1993
------------------------------------
    /s/ Allison M. Meeks
Allison M. Meeks, Superintendent

                                                 /s/ Phillip C. Long
                                            -----------------------------------
                                            Phillip C. Long, Secretary

                    THIRD AMENDED ARTICLES OF INCORPORATION
                                      OF
                             THE FIFTH THIRD BANK

         FIRST:   The name of said Corporation shall be "The Fifth Third Bank".

         SECOND: The place in Ohio where its principal office is to be located is Cincinnati Hamilton County, and its principal business there transacted.

         THIRD: Said Corporation is formed for the purposes of (a) receiving on deposit or in trust, moneys, securities and other valuable property, on such terms as may be agreed, and of doing the business of a savings bank and of a trust company; (b) of disposing of box vaults for safekeeping of valuables by lease or otherwise; (c) of investing and loaning the funds of the company and those received by it on deposit or in trust; (d) of doing a commercial banking business; and, (e) of doing the business of a special plan bank, and in furtherance of said purposes, to exercise all the powers of which may be lawfully exercised by a corporation formed therefore, and to do all things necessary to incident thereto.

         FOURTH: The maximum number of shares which the corporation is authorized to have outstanding shall be Thirty-Two Thousand (32,000) shares with a par value of One Thousand Nine Hundred Dollars ($1,900.00) per share.

         FIFTH: These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation.

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                                   EXHIBIT 2

                        CERTIFICATE OF AUTHORITY OF THE
                         TRUSTEE TO COMMENCE BUSINESS
                            (INCLUDED IN EXHIBIT 1)

                                   EXHIBIT 3


                  A COPY OF THE AUTHORIZATION OF THE TRUSTEE
                      TO EXERCISE CORPORATE TRUST POWERS

                                [See Attached]

                                 STATE OF OHIO

                      DIVISION OF FINANCIAL INSTITUTIONS




This is to certify that Fifth Third Bank, Cincinnati, Ohio, organized under the laws of the State of Ohio has complied with the laws relating to trust companies under Section 1111.04 of the Ohio Revised Code and is qualified to exercise trust powers in Ohio.

Witness my hand at Columbus, Ohio, this 1st day of March, 1999.



                                                    /s/ F.  Scott O'Donnell
                                                   ---------------------------
                                                   F. SCOTT O'DONNELL
                                                   Superintendent
                                                   Division of Financial
                                                   Institutions

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                                   EXHIBIT 4

           A COPY OF THE EXISTING CODE OF REGULATIONS OF THE TRUSTEE
                       INCORPORATING AMENDMENTS TO DATE

                                [See Attached]

                    Code of Regulations of Fifth Third Bank

                                   ARTICLE I
                                 STOCKHOLDERS

         Section 1. Meetings. The annual meeting of the Stockholders shall be held at the principal office of the Company at such hour, as may be fixed in the notice of such meeting, and on such date, not earlier than the second Tuesday of January or later than the third Tuesday of April of each year, as shall be fixed by the Board of Directors and communicated in writing to the Shareholders not later than twenty (20) days prior to such meeting.

         Section 2. Quorum. Stockholders, whether in person or by lawful proxies, representing a majority in amount of the outstanding stock of the Company, shall constitute a quorum at any stockholders' meeting. If there be less than a majority in amount of such stock at any meeting, the meeting may be adjourned from time to time.


                                  ARTICLE II
                                   DIRECTORS

         Section 1. Number. The Board of Directors shall be composed of eighteen (18) persons unless this number is changed by: (1) the Shareholders in accordance with the laws of Ohio or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than twenty-four (24) persons and may decrease the number to not less than fifteen
(15) persons. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

         Section 2. Term. Directors shall hold office until the expiration of the term for which they were erected, and shall continue in office until their respective successors shall have been duly elected and qualified.

         Section 3. Qualifications and Compensation. No person shall serve as a Director who is not the owner of record of at least Five Hundred ($500.00) Dollars par value of stock of the Company. Each Director shall be entitled to receive such compensation for attendance at meetings of the Board of Directors of Committees thereof as the Board of Directors may, from time to time, fix.

         Section 4. Replacement or Removal. Directors may be replaced or removed as provided by Ohio Law, provided that Directors may be removed without cause only by an affirmative vote of not less than two-thirds (2/3) of the outstanding shares of the Company.

         Section 5. Vacancies. Any vacancy occurring in the Board of Directors may be fille by the Board of Directors until an election to fill such vacancy is had.

         Section 6. Quorum. A majority of the whole authorized number of Directors, as the same shall be established from time to time in accordance with Section 1 of this Code of Regulations, shall constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitute a quorum for the filling of a vacancy or vacancies of the Board.

         Section 7. Election of Officers. The Board of Directors at the first meeting after the election of Directors may elect one of its own number Chairman of the Board and one of its own number Vice Chairman of the Board; and it shall elect one of its own number President. It may also elect one or more vice presidents (one or more of whom may be designated Executive Vice President and/or Senior Vice President and/or Vice President and Trust Officer), a Cashier, a Secretary, and a Treasurer, and it may appoint such other officers as the Board may deem advisable. Any two of said offices may be held by the same person. Officers so elected shall hold office during the term of the Board by whom they are elected, subject to the power of the Board to remove them at its discretion. They shall be bonded in such amount and with such survey or sureties as the Board of Directors shall require.

         Section 8. Meetings of the Board. Regular meetings of the Board of Directors shall be held on the third Tuesday of each month, or at such other times as may be determined by the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors. Special meetings shall be held upon the call of the Chairman of the Board, if one be elected, or by the President, or in their absence, by a Vice President or any three (3) Directors.

         Section 9. Notice of Meetings. The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.

         Section 10. Committees.

         Section 10.1 Executive Committee. The Board of Directors shall appoint any Executive Committee consisting of at least three (3) members, all of whom may be members of the Board of Directors, or at least one (1) of whom shall be a Director, the remainder to be officers of the Bank. Such Executive Committee shall serve until their successors are appointed. A majority of the members of said Committee shall constitute a quorum. The Executive Committee shall conduct the business of the Company and shall have all the powers of the Board of Directors when said Board is not in session, except that of declaring a dividend. The Secretary of the Company shall keep a record of the Committee's proceedings, which, signed by the Chairman of the Committee, shall be presented at the meetings of the Committee and at the meetings of the Board of Directors.

         Section 10.2 Other Committees. The Board of Directors shall appoint a Trust Committee of which the Vice President and Trust Officer and at least three (3) of its members who are not officers of the Company shall be members. The Vice President and Trust Officer shall be Chairman of the Trust Committee. In addition thereto, the Chairman of the Board, Chief Executive Officer, may appoint such additional Committees, by and with the approval of the Board of Directors, as may be deemed desirable or necessary.

         Each such Committee, so appointed, shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors.

         Section 11. Indemnification. The Company shall indemnify each Director and each Officer of the Company, and each person employed by the Company who serves at the written request of the President of the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The term "Officer" as used in this Section shall include the Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the President, each Vice President, the Treasurer, the Secretary, the Cashier, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an "Officer" within the operation of this Section by action of the Board of Directors. The Company may indemnify assistant Officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.


                                  ARTICLE III
                                   OFFICERS

         Section 1. Powers and Duties. The Chairman of the Board if the office be filled, otherwise the Vice Chairman of the Board, if the office be filled, otherwise the President shall preside at all meetings of the Stockholders, the Board of Directors, and the supervision and control over the business of the Company and shall serve at the pleasure of the Board of Directors. In the absence or disability of any of the foregoing officers, their respective duties shall be performed by the Chairman of the Board, the Vice Chairman of the Board, the President, or by a Vice President specifically designated by the Board of Directors, in the order named.


         The Secretary, or in his absence or disability, the Assistant Secretary, shall act, ex officio, as Secretary of all meetings of the Stockholders, the Board of Directors and the Executive Committee. The other officers of the Company shall have such powers and duties as usually and customarily attach to their offices.


                                  ARTICLE IV
                             CERTIFICATES OF STOCK

         Section 1. Form. Certificates for shares of stock shall be signed by the Chairman of the Board, or by the President, or by one of the Vice Presidents, and by the Secretary or Treasurer or by the Cashier or an Assistant Cashier, shall contain such statements as are required by law, and shall otherwise be in such form as the Board of Directors may, from time to time, require.

         Section 2. Transfers. Shares shall be transferable on the books of the Company by the holders thereof in person or by duly authorized attorney upon surrender of the certificates therefor with duly executed assignment endorsed thereon or attached thereto.

         Section 3. Closing of Transfer Books. The books for transfer of the stock of the Company shall be closed for at least five (5) days preceding the annual meeting of stockholders, and may be closed by order of the Board of Directors, or Executive Committee, for a like period before any other meeting of the Stockholders.


                                   ARTICLE V
                                  AMENDMENTS

         These regulations may be changed, and new regulations adopted by the assent thereto in writing of two-thirds (2/3) of the Stockholders of the Company in number an in amount; or by a majority of such Stockholders in number and in amount, at a meeting held for that purpose, notice of which has been given by the President, the Secretary, or any two (2) Directors personally or by written notice, to each Stockholders, and by publication once a week for four (4) consecutive weeks in some newspaper of general circulation in Hamilton County, Ohio, or in such other manner as may then be authorized by the laws of Ohio.

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                                   EXHIBIT 5


                A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4

                               (NOT APPLICABLE)

                                   EXHIBIT 6

            THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321 (B)
                      OF THE TRUST INDENTURE ACT OF 1939

                                [See Attached]

                             EXHIBIT 6 TO FORM T-1

                              CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Debt Securities of PSI Energy, Inc., Fifth Third Bank hereby consents that reports of examination by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                            FIFTH THIRD BANK


                                            By: /s/ Kerry R. Byrne
                                               --------------------------------
                                               Kerry R. Byrne,
                                               Vice President and Trust Officer

                                   EXHIBIT 7

            A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE
                 PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
                   OF ITS SUPERVISING OR EXAMINING AUTHORITY

                                [See Attached]

                       R E P O R T O F C O N D I T I O N

Consolidated Report of Condition of FIFTH THIRD BANK of CINCINNATI, OHIO and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business on December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS
                                                                   Thousands
                                                                   of Dollars
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin.......................................       502,214
    Interest-bearing balances...............................           996
Securities:
Held-to-maturity securities.................................         4,916
Available-for-sale securities...............................     2,853,814
Federal funds sold and securities purchased ................    //////////
    under agreements to resell .............................       325,900
Loans and lease financing receivables:
    Loans and lease, net of unearned income........7,469,628
    LESS: Allowance for loan and lease losses........106,477
    LESS: Allocated transfer risk reserve..................0
    Loans and leases, net of unearned income,
    allowance, and reserve..................................     7,363,151
Trading Assets .............................................         8,950
Premises and fixed assets (including capitalized
  leases)...................................................       138,579
Other real estate owned.....................................         1,030
Investments in unconsolidated subsidiaries and
    associated companies....................................             0
Customers' liability to this bank on
    acceptances outstanding.................................        46,686
Intangible assets...........................................        70,182
Other assets................................................       409,458
Total assets................................................    11,727,876

LIABILITIES

Deposits:
    In domestic offices.....................................     5,134,343
    Noninterest-bearing............................1,538,081
    Interest-bearing...............................3,596,262
In foreign offices, Edge and Agreement subsidiaries,
    and IBFs:...............................................       353,824
    Noninterest-bearing.............................       0
    Interest-bearing................................ 353,824
Federal funds purchased and securities sold under
    agreements to repurchase................................     3,742,117
Demand notes issued to the U.S. Treasury....................         2,768
Trading liabilities.........................................             0
Other borrowed money (including mortgage indebtedness
  and obligations under capitalized leases):
    ..............................................//////////
    With a remaining maturity of one year or less...........       100,542
    With a remaining maturity of more than one year
     through ...............................................       202,000
    With a remaining maturity of more than three
     years..................................................         0
Not applicable
Bank's liability on acceptances executed and
outstanding.................................................        47,161
Subordinated notes and debentures...........................       847,752
Other liabilities...........................................       427,687
Total liabilities...........................................    10,858,194

EQUITY CAPITAL

Perpetual preferred stock and related surplus...............             0
Common stock................................................        70,400
Surplus.....................................................       212,048
Undivided profits and capital reserves......................       566,331
Net unrealized holding gains (losses) on
    available-for-sale securities...........................        20,902
Cumulative foreign currency translation adjustments.........             0
Total equity capital........................................       896,628
Total liabilities and equity capital........................    11,727,876

                                   EXHIBIT 8


A COPY OF ANY ORDER PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT


                               (NOT APPLICABLE)

                                   EXHIBIT 9


         FOREIGN TRUSTEES ARE REQUIRED TO FILE A CONSENT TO SERVICE OF
                              PROCESS OF FORM F-X


                               (NOT APPLICABLE)